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                        GALAXY NUTRITIONAL FOODS COMPANY

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     GALAXY NUTRITIONAL FOODS, a Delaware corporation (the"Company"), hereby grants as of the 17TH DAY OF DECEMBER, 2002 to JOHN RUGGIERI (the "Optionee"), an option to purchase a maximum of 100,000 shares of its Common Stock, $.01 par value, at the price of $2.37 per share (the "Option"), on the following terms and conditions:

     1. GRANT AS NON-QUALIFIED STOCK OPTION; OTHER OPTIONS. The Option shall be treated for federal income tax purposes as a non-qualified stock option and NOT as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

     2. EXTENT OF OPTION IF EMPLOYMENT CONTINUES. If the Optionee has continued to be employed by the Company on the following dates, the Optionee may exercise the Option for the number of shares set opposite the applicable date:

     50,000 vest immediately;

     16,666 vest when you achieve 62% plant efficiency and this efficiency level is maintained on average for one quarter;

     16,666 vest when you achieve 72% plant efficiency and this efficiency level is maintained on average for one quarter;

     the balance of 16,668 vest when you have achieved 82% plant efficiency and this level is maintained on average for one quarter.

     For vesting eligibility purposes, plant efficiencies will be evaluated on a quarterly basis.

     Should Galaxy Nutritional Foods be sold to another company prior to this Option being fully vested, the portion of the Option which has not yet vested as of the date of such event will immediately vest and become exercisable simultaneously with the consummation of the sale of the company.

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     The foregoing rights are cumulative and, while the Optionee continues to be employed by the Company, all vested options may be exercised up to and including the date which is ten years from the date hereof. All of the foregoing rights are subject to Articles 3 and 4, as appropriate, if the Optionee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

     3. TERMINATION OF EMPLOYMENT. If the Optionee ceases to be employed by the Company, other than by reason of death or disability as defined in Article 4, no further installments of the Option shall become exercisable and the vested portion of the Option shall terminate at the earlier of sixty (60) days from the date employment ceases or the scheduled expiration date. In such case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of the Option.

     4. DEATH; DISABILITY. If the Optionee dies while in the employ of the Company, the Option may be exercised, to the extent of the number of shares vested as of the date of his death, by his estate, personal representative or beneficiary to whom the Option has been assigned pursuant to Article 8, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee ceases to be employed by the Company by reason of his disability, the Option may be exercised to the extent exercisable on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, the Option shall terminate and be of no further force and effect.

     5. PARTIAL EXERCISE. Exercise of the Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that the Option may not be exercised for a fraction of a share.

     6. PAYMENT OF PRICE. The option price is payable, upon exercise, in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price.

     7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or person exercising the Option (or, if the Option shall be exercised by the Optionee and

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another person jointly,  with right and  survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     8. OPTION NOT TRANSFERABLE. The Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise the Option.

     9. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of the Option imposes no obligation on the Optionee to exercise it.

     10. NO OBLIGATION TO CONTINUE EMPLOYMENT. The Company and any Related Corporations are not obligated to continue the Optionee in employment.

     11. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     12. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. It is the purpose of the Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of the Option would not be served if such stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The 1996 Stock Plan of the Company contains extensive provisions designed to preserve options at full value in a number of contingencies and although this option is not governed by the 1996 Stock Plan, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company, are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 2 through 4 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

     13. PROVISION OF DOCUMENTATION OF OPTIONEE. By signing this Agreement, the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Company's 1996 Stock Plan.

     14. EARLY DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two

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years after the date the  Employee was granted this option or (b) one year after the date the Employee acquired Common Stock be exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition.

     15. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 15) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of Federal, state and local withholding taxes attributable to such Disqualifying Disposition. The Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of Federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, of (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

     16. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

     17. EXPIRATION. This Option shall expire at 5:00 p.m. Orlando time on December 17, 2012. Whether or not surrendered to the Company by the holder, this Option shall be deemed cancelled upon expiration hereof.

     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

OPTIONEE                                GALAXY NUTRTIONAL FOODS

/s/ John Ruggieri                       By: /s/ Angelo S. Morini
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John Ruggieri                           Angelo S. Morini, President